UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023

BUTTERFLY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39292	84-4618156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 District Avenue Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-4800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BFLY	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	BFLY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2023, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Butterfly Network, Inc. (the “Company”), the Board approved the appointment of Joseph DeVivo as President and Chief Executive Officer, principal executive officer, and Chairman of the Board, effective as of April 24, 2023 (the “Effective Date”). Mr. DeVivo will serve as a director until his term expires at the 2023 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders.

Mr. DeVivo, age 56, previously served as the President of Hospital and Health Systems for Teladoc Health, Inc. (“Teladoc”) from July 2020 to April 2022. Mr. DeVivo was the Chief Executive Officer of InTouch Health from 2016 until June 2020, when it was acquired by Teladoc. Prior to that, Mr. DeVivo served as the President, Chief Executive Officer, and Director of AngioDynamics, Inc. from 2011 to 2016. Most recently, he also served as the Executive Chairman of the Board of Directors of Caption Health prior to the acquisition of Caption Health by GE Healthcare. Mr. DeVivo also serves on the Board of Directors of the American Telemedicine Association and on the Board of Governors of St. Jude Children’s Research Hospital. Mr. DeVivo received his Bachelor of Science degree in Business Administration and Marketing and Management from the University of Richmond.

Mr. DeVivo’s employment agreement with the Company provides for “at will” employment beginning on the Effective Date. Pursuant to the terms of his employment agreement, Mr. DeVivo is entitled to an annual base salary of $875,000 and is eligible for an annual cash bonus targeted at 125% of his base salary. Mr. DeVivo will receive a one-time sign-on bonus in the amount of $500,000, which is recoverable in full by the Company in the event that Mr. DeVivo resigns without good reason (as defined in his employment agreement) or the Company terminates Mr. DeVivo’s employment for cause (as defined in his employment agreement) within 12 months of the commencement of his employment. Pursuant to the terms of his employment agreement, and pursuant to the terms of the Company’s Amended and Restated 2020 Equity Incentive Plan, Mr. DeVivo will be granted (i) 2.4 million restricted stock units (“RSUs”) relating to shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), with one-third of such RSUs vesting on the grant date and the remainder of such RSUs vesting on a pro rata annual basis over the next two years and (ii) 1.6 million restricted stock units relating to shares of Common Stock of the Company (“Performance RSUs”), with the Performance RSUs to vest as follows: (i) one-third shall vest upon the achievement of a price for the Common Stock equal to or exceeding $3.00 per share, (ii) one-third shall vest upon the achievement of a price for the Common Stock equal to or exceeding $4.50 per share and (iii) one-third shall vest upon the achievement of a price for the Common Stock equal to or exceeding $6.00 per share. In each case, the closing stock price for 20 consecutive trading days must equal or exceed the share price targets, and provided such share price is achieved prior to the fifth (5th) anniversary of the grant date of such Performance RSU.

Mr. DeVivo is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Mr. DeVivo is also eligible for reimbursement of certain expenses incurred in connection with business travel and will receive a reimbursement for monthly housing and related miscellaneous expenses of up to $16,666.66, less withholdings, to commence upon written election by Mr. DeVivo, in light of the Company’s requirement that he work primarily away from his state of residence. Pursuant to the terms of his employment agreement, if Mr. DeVivo’s employment is terminated for any reason, Mr. DeVivo will receive certain customary termination benefits, including any earned but unpaid base salary through the date of termination and any annual bonus that Mr. DeVivo would have received, if his employment is terminated after the completion of a calendar year but prior to the date any annual bonuses for such completed year have been paid. Additionally, if Mr. DeVivo’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Mr. DeVivo for good reason (as defined in his employment agreement) outside of the change of control period (as defined in his employment agreement), subject to Mr. DeVivo’s execution of and nonrevocation of a separation agreement (as defined in his employment agreement), Mr. DeVivo will be entitled to receive: (i) a cash payment in an amount equal to one times the sum of Mr. DeVivo’s then current base salary plus Mr. DeVivo’s target bonus for the then current year and $100,000, (ii) health continuation rights under COBRA, subject to the terms set forth in his employment agreement, and (iii) partial acceleration of vesting of any unvested time-based equity awards. If Mr. DeVivo’s employment is terminated by the Company without cause or by Mr. DeVivo for good reason within the change of control period, subject to Mr. DeVivo’s execution of and nonrevocation of a separation agreement, Mr. DeVivo will be entitled to receive: (i) a cash payment in an amount equal to two times the sum of Mr.

DeVivo’s then current base salary plus Mr. DeVivo’s target bonus for the then current year plus $100,000, (ii) health continuation rights under COBRA, subject to the terms set forth in his employment agreement, and (iii) full acceleration of vesting of any unvested equity awards.

In connection with Mr. DeVivo’s appointment, Mr. DeVivo will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.18 to the Company’s current report on Form 8-K (File No. 001-39292) filed with the Securities and Exchange Commission on February 16, 2021. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. DeVivo for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers.

Mr. DeVivo has no family relationship with any of the executive officers or directors of the Company, and there are no transactions between Mr. DeVivo and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. DeVivo and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing description of the employment agreement with Mr. DeVivo is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

In connection with Mr. DeVivo’s appointment as President and Chief Executive Officer, effective as of the Effective Date, Jonathan M. Rothberg will step down as Interim President and Chief Executive Officer and continue to serve as a director of the Board.

Item 7.01    Regulation FD Disclosure.

On April 24, 2023, the Company issued a press release announcing the appointment of Mr. DeVivo as President and Chief Executive Officer of the Company, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Butterfly Network, Inc. and Joseph DeVivo, effective as of April 21, 2023.
99.1	Press release, dated April 24, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUTTERFLY NETWORK, INC.

	By:	/s/ Heather C. Getz, CPA
	Name:	Heather C. Getz, CPA
	Title:	Executive Vice President and Chief Financial Officer

Date: April 24, 2023